Exhibit 1.1

4,100,000 Shares

Witness Systems, Inc.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

December 8, 2005

DEUTSCHE BANK SECURITIES INC.

SG COWEN & CO., LLC

THOMAS WEISEL PARTNERS LLC

RAYMOND JAMES & ASSOCIATES, INC.

THINKEQUITY PARTNERS LLC

As Representatives of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

Witness Systems, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for which you are acting as representatives (the “Representatives”) an aggregate of 4,100,000 shares (the “Firm Shares”) of the Company’s Common Stock, $0.01 par value (“Common Stock”).  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 615,000 additional shares of Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a)                                  A registration statement on Form S-3 (File No. 333-113604) with respect to the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed with the Securities and Exchange Commission (the “Commission”), and subsequently amended on a pre-effective basis, by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder.  Such registration statement, as amended, has become effective under the Act and, as amended at the time it became effective, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Rules and Regulations, is herein referred to as the “Registration Statement” and shall be deemed to include all information omitted therefrom in reliance on Rule 430B of the Rules and Regulations and contained in the Prospectus referred to below.  No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the Base Prospectus setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business.  “Prospectus” means the form of prospectus first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations containing the Base Prospectus and the Prospectus Supplement; and “Preliminary Prospectus” means any preliminary form of the Prospectus.  Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) of the Rules and Regulations and prior to the termination of the offering of the Shares by the Underwriters.

The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  There are no contracts or documents required to be filed as exhibits or incorporated by reference in the Registration Statement that are not so filed or incorporated by reference.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information:  a Preliminary Prospectus dated November 29, 2005 and each “free-writing prospectus” (as defined pursuant to Rule 405 of the Rules and Regulations) listed on Exhibit A hereto.  In addition, you have informed the Company that the Underwriters have orally provided or will orally provide the pricing information set forth on Exhibit A to prospective purchasers prior to confirming sales (such oral pricing information, together with the Preliminary Prospectus and each free-writing prospectus listed on Exhibit A hereto required to be filed pursuant to Rule 433(d) under the Act, is referred to herein as the “Time of Sale Information”).  If, subsequent to the date of this Agreement, the Company and the Underwriters determine that such Time of Sale Information included an untrue statement of a material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and agree to provide an opportunity to purchasers of the Shares to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.

(b)                                 The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to information contained in the Time of Sale Information in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information, and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Other than each Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved, distributed or referred to and will not prepare, make, use, authorize, approve, distribute or refer to any “written communication” (as defined in Rule 405 of the Rules and Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives, other than a communication referred to in clause (iii) below, is referred to herein as an “Issuer Free Writing Prospectus”) other than (i) the documents listed on Exhibit A hereto, (ii) other written communications the use of which has been approved in writing in advance by the Representatives and (iii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 of the Rules and Regulations.  Each Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to information contained in each such Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(d)                                 The Commission has not issued an order preventing or suspending the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or threatened by the Commission or is pending, or, to the knowledge of the Company, otherwise contemplated by the Commission.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and conform and will conform to, the requirements of the Act and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Time of Sale Information or the Prospectus, at the time filed with the Commission, conformed or will conform in all respects to the requirements of, as applicable, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder or the Act and the Rules and Regulations.  The Registration Statement and each amendment thereto (i) did not contain as of the effective date thereof, and do not and will not contain, any untrue statement of a material fact and (ii) did not omit as of the effective date thereof, and do not and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto (i) do not and will not contain any untrue statement of material fact and (ii) do not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(e)                                  The Company is not an “ineligible issuer” in connection with the offering contemplated hereby pursuant to Rules 164, 405 and 433 of the Rules and Regulations.

(f)                                    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.  Each of the subsidiaries of the Company listed on Exhibit B hereto (collectively, the “Subsidiaries,” and each a “Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.  The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to so qualify would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).    The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(g)                                 The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration

Statement nor the offering or sale of the Shares as contemplated by this Agreement gave or gives rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(h)                                 The information set forth under the caption “Capitalization” in the Registration Statement, the Time of Sale Information and the Prospectus is true and correct.  All of the Shares conform to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.  The form of certificates for the Shares conforms to the corporate law of the State of Delaware.

(i)                                     The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedule, as incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedule have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary financial and statistical data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements incorporated by reference therein and the books and records of the Company.  The pro forma financial statements and other pro forma financial information incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and have been properly compiled on the pro forma bases described therein; and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(j)                                     To the knowledge of the Company after reasonable inquiry, each of KPMG LLP and Grant Thornton LLP, which have certified certain of the financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent public accounting firm as required by the Act and the Rules and Regulations and is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), with respect to its services provided to the Company.

(k)                                  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company is not aware of any reason that the certifications of the Company’s chief executive officer and chief financial officer in connection with the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q

incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus are not true and correct in all material respects, and the Company is not aware of any reason that its Annual Report on Form 10-K for the year ending December 31, 2005 will not be accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer.

(l)                                     The Company is in compliance in all material respects with (i) all provisions of the Sarbanes-Oxley Act that are effective and as to which the Company is required to be in compliance, and (ii) all rules and regulations promulgated thereunder, or implementing the provisions thereof, that are effective and as to which the Company is required to be in compliance.  The Company’s board of directors has appointed an audit committee having a composition that satisfies the requirements of Rule 4350(d) promulgated by the National Association of Securities Dealers, Inc. (the “NASD”).  The Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) promulgated by the NASD.

(m)                               There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect or that will become applicable to the Company.

(n)                                 There are no material off-balance sheet transactions, or any other relationships with unconsolidated entities, that may have a material current or, to the knowledge of the Company, future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(o)                                 There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that if determined adversely to the Company or any of the Subsidiaries might (i) result in any material adverse change in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Change”) or any development involving a prospective Material Adverse Change or (ii) prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(p)                                 The Company and the Subsidiaries have good and marketable title to all of the properties and assets that are (i) reflected in the consolidated financial statements hereinabove described or (ii) described in the Registration Statement, the Time of Sale Information and the Prospectus and purported to be owned by the Company or any of the Subsidiaries, subject in each case to no lien, mortgage, pledge, charge or encumbrance of any kind except those that are reflected in such financial statements or described in the Registration Statement, the Time of Sale Information and the Prospectus or that are not material in amount.  The Company and the

Subsidiaries occupy their leased properties under valid and binding leases, which conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(q)                                 Except where the failure to do so would not have a Material Adverse Effect, the Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns that have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(r)                                    Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Information and the Prospectus.  The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)                                  Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter or by-laws (or equivalent organizational documents) or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the charter or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(t)                                    The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(u)                                 Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the NASD or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(v)                                 Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities that are necessary to the conduct of their businesses; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company or the Subsidiaries has received any notice of conflict with, any Intellectual Property of any other person or entity.  The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors and consultants.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus and are not described in all material respects.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Time of Sale Information or the Prospectus and are not described in all material respects.  None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(w)                               Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken or is authorized to take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(x)                                   Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Properties, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(y)                                 The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)                                   The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(aa)                            The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)                          To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(cc)                            Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, and the Company is not aware of any pending investigation that might lead to such a claim.

(dd)                          The Company has made generally available to its security holders an earning statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement satisfied the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(ee)                            There are no relationships or related-party transactions involving the Company, any of the Subsidiaries or any other person that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus but that have not been described as required.

(ff)                                Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any Federal, State or foreign office in violation of any law, which violation is required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

2.                                       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)                                  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $18.90 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)                                 Payment for the Firm Shares to be sold hereunder is to be made in Federal (same-day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)  The certificates for the Firm Shares will be delivered in such denominations and registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same-day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.                                       OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.                                       COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a)                                  The Company will (i) prepare and timely file with the Commission under Rules 424(b) and 430B of the Rules and Regulations the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations, (ii) not file any amendment to the Registration Statement, distribute any amendment or supplement to the Time of Sale Information or the Prospectus, or file any document (or any amendment or supplement to a document) incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or that is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the

Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)                                 The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Rules and Regulations unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses listed on Exhibit A hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping, and (iii) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)                                  The Company will advise the Representatives promptly:  (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement, for supplement to the Time of Sale Information or the Prospectus, or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Time of Sale Information or the Prospectus or of the institution of any proceedings for that purpose.  The Company will use its reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Time of Sale Information or the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d)                                 The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(e)                                  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Time of Sale Information as the Representatives may

reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement and all amendments thereto, including such number of copies of the exhibits filed therewith that may reasonably be requested and including documents incorporated by reference therein, as the Representatives may reasonably request.

(f)                                    The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)                                 If the Time of Sale Information is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Time of Sale Information to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required), and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Time of Sale Information or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the Time of Sale Information so that the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Time of Sale Information will comply with law.

(h)                                 Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i)                                     No offering, sale, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common

Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc., provided that the Company may (i) grant stock options, restricted stock, deferred stock units or other stock-based awards to employees, consultants or directors pursuant to the terms of its plans in effect on the date hereof and described in the Prospectus or a report incorporated by reference therein, (ii) issue shares of its Common Stock pursuant to: (A) the exercise of such options and stock-based awards and (B) the exercise of any employee stock options outstanding on the date hereof, (iii) issue shares of its Common Stock or other securities convertible into or exchangeable or exercisable for shares of its Common Stock or derivative of its Common Stock (or enter into agreements for such) in connection with one or more acquisitions by the Company of assets, capital stock or businesses of unaffiliated persons or entities (whether by mergers, exchanges of stock or otherwise) or (iv) issue shares in connection with the acquisition by the Company or one of the Subsidiaries of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise, provided that, in the case of clauses (iii) and (iv), each person or entity receiving any such securities of the Company (or entering into any agreement for such) pursuant to any such acquisition or agreement shall enter into a letter agreement with transfer restriction terms (including a lock-up period continuing for 90  days after the date of this Agreement) equivalent to those set forth above in this sentence.

(j)                                     The Company will use reasonable efforts to list the Shares on the Nasdaq National Market.

(k)                                  The Company has delivered to the Representatives a letter of each executive officer or director of the Company in a form provided by the Representatives (collectively, the “Lock-Up Agreements”).

(l)                                     The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(m)                               The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(n)                                 The Company maintains a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o)                                 The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.                                       COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses and other Time of Sale Information, each Issuer Free Writing Prospectus, the Prospectus, this Agreement, the Nasdaq National Market Notification Form for Listing of Additional Shares, and any Blue Sky Survey (and any supplements or amendments thereto); the filing fees of the Commission; the filing fees and expenses (including fees and disbursements of counsel for the Underwriters) incident to the Underwriters’ complying with the by-laws, rules and regulations of the NASD, including the Underwriters’ securing any required review of the terms of the sale of the Shares; the listing fees of the Nasdaq National Market; and the expenses (including fees and disbursements of counsel for the Underwriters) incurred in connection with the qualification of the Shares under State securities or Blue Sky laws.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD by-laws, rules and regulations and State securities or Blue Sky laws as provided above), except that if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for their reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.                                       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                                  The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rules 424 and 430B of the Rules and Regulations shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or State court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares.

(b)                                 The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Morris, Manning & Martin, LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

(i)                                     The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; each of Blue Pumpkin Software, LLC and Witness Systems, LLC (together, the “Specified Subsidiaries”) is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Specified Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification or in which the failure to so qualify would not have a Material Adverse Effect; and, to the best of such counsel’s knowledge, (A) the outstanding membership interests of each of the Specified Subsidiaries are owned by the Company free and clear of all liens, encumbrances, equities and claims and (B) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any membership or other equity interests in the Specified Subsidiaries are outstanding.

(ii)                                  The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Registration Statement, the Time of Sale Information and the Prospectus; when delivered against payment therefor as herein provided, the Firm Shares and the Option Shares, as applicable, will be duly authorized, validly issued, fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

(iii)                               Except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

(iv)                              The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

(v)                                 The Registration Statement and any post-effective amendment thereto, as of its effective date, the Preliminary Prospectus, the Time of Sale Information and the Prospectus and any amendment or supplement thereto, as of the date thereof, and each document incorporated by reference therein, as of the time of its filing with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedule incorporated by reference therein).  The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(vi)                              The statements under the caption “Description of Capital Stock” incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

(vii)                           Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement, the Time of Sale Information and the Prospectus are fairly summarized in all material respects.

(viii)                        Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(ix)                                The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

(x)                                   This Agreement has been duly authorized, executed and delivered by the Company.

(xi)                                No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by

State securities and Blue Sky laws, as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

(xii)                             The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus, required to register as an investment company under the 1940 Act.

(xiii)                    Except as described in the Registration Statement, such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company that are pending or threatened against the Company or any of its officers or directors.

In rendering such opinion, Morris, Manning & Martin, LLP may rely as to matters governed by the laws of States other than Delaware and Georgia or Federal laws on local counsel in such jurisdictions, provided that in each case Morris, Manning & Martin, LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel.  In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement (including the information, if any, deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430B under the Act), at the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the Time of Sale and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on the date of the Prospectus Supplement and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).  With respect to such statement, Morris, Manning & Martin, LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(c)                                  The Representatives shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii) (second clause), (iv) and (x) of Paragraph (b) of this Section 6, and that the Company is a validly existing corporation under the laws of the State of Delaware.  In addition to the matters set forth above, such counsel shall confirm to you as follows:  In the course of acting as counsel for the Underwriters in connection with the preparation of the Time of Sale Information and the

Prospectus Supplement, such counsel participated in conferences with officers and other representatives of and counsel for the Company, representatives of the Underwriters and representatives of the independent public accountants of the Company, during which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed.  While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, subject to the foregoing and based on such participation and discussions:

(i)                                     the Registration Statement, as of its effective date, the Time of Sale Information as of the date of its first use and the Time of Sale and the Prospectus, as of the date thereof (except for the financial statements, including the notes thereto, and other financial, statistical and accounting data and information, as to which such counsel need express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and

(ii)                                  no facts have come to the attention of such counsel that have caused such counsel to believe that (A) the Registration Statement (including the information, if any, deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430B under the Act), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (i) above), (B) the Time of Sale Information, as of the Time of Sale and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b) under the Securities Act and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (i) above),

(d)                                 The Representatives shall have received at or prior to the Closing Date from Wilmer Cutler Pickering Hale and Dorr LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

(e)                                  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG LLP confirming that it is an independent public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in its opinion the financial statements and schedule examined by it and included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(f)                                    The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Grant Thornton LLP confirming that it is and independent public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in its opinion the financial statements examined by it and included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(g)                                 The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer or the President and Chief Operating Officer of the Company and the Chief Financial Officer and Chief Administrative Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)                                     The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his knowledge, contemplated or threatened by the Commission;

(ii)                                  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)                               All filings required to have been made pursuant to Rule 424 of the Rules and Regulations have been made as and when required by such rules;

(iv)                              He has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and the Registration Statement, the Time of Sale Information and the Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the

Time of Sale Information or the Prospectus that has not been so set forth in such supplement or amendment; and

(v)                                 Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business.

(h)                                 The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants, and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i)                                     The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

(j)                                     The Lock-Up Agreements are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.                                       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.                                       INDEMNIFICATION.

(a)                                  The Company agrees:

(1)                                  to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such

Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there in not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Preliminary Prospectus, or any Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Time of Sale Information, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof, and provided further that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from which the person asserting any such losses, claims, damages, liabilities or expenses purchased the shares that are the subject thereof if at or prior to the written confirmation of the sale of such shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless such failure to send or deliver was the result of noncompliance by the Company with Section 4(a)(i) or 4(d) hereof; and

(2)                                  to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Time of Sale Information, the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Time of Sale Information, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.  This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of whom indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of, an indemnified party.

(d)                                 To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the

Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  In any proceeding relating to the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Time of Sale Information, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                                    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                       DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares that such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares that the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares that they are obligated to purchase hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the Time of Sale Information or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                                 NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; and if to the Company, to Witness Systems, Inc., 300 Colonial Center Parkway, Suite 600, Atlanta, Georgia  30076, Attention: General Counsel.

11.                                 TERMINATION.

This Agreement may be terminated by you by notice to the Company:

(a)                                  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred:  (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the

Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the Rules and Regulations); (vii) the suspension of trading of the Common Stock by the Nasdaq National Market, the Commission, or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)                                 as provided in Sections 6 and 9 of this Agreement.

12.                                 SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                                 INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Time of Sale Information or the Prospectus consists of the information set forth in the third, tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus Supplement.

14.                                 MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

WITNESS SYSTEMS, INC.

		By	/s/ William F. Evans
			Title:	Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

DEUTSCHE BANK SECURITIES INC.
SG COWEN & CO., LLC
THOMAS WEISEL PARTNERS LLC
RAYMOND JAMES & ASSOCIATES, INC.
THINKEQUITY PARTNERS LLC
As Representatives of the several
Underwriters listed on Schedule I

By Deutsche Bank Securities Inc.

By	/s/ Richard J. Hart
Authorized Officer

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.	1,845,000
SG Cowen & Co., LLC	820,000
Thomas Weisel Partners LLC	615,000
Raymond James & Associates, Inc.	410,000
ThinkEquity Partners LLC	410,000
Total	4,100,000

EXHIBIT A

TIME OF SALE INFORMATION

Issuer Free Writing Prospectuses:	Electronic road show under Rule 433(d)(8) of the Rules and Regulations

Confirmation information:	Number of Firm Shares:	4,100,000

	Initial price to public:	$20.00 per share

	Underwriting discounts and commissions:	$1.10 per share

	Expected Closing Date	December 14, 2005

EXHIBIT B

LIST OF SUBSIDIARIES

Blue Pumpkin Software, LLC

Witness Systems Canada, Inc.

Witness Systems Deutschland GmbH

Witness Systems HK Limited

Witness Systems, K.K

Witness Systems Limited

Witness Systems, LLC

Witness Systems (Malaysia) SDN. BHD.

Witness Systems Pty Limited

Witness Systems, S.A. de C.V.

Witness Systems Services, S.A. de C.V.

Witness Systems (Singapore) PTE Limited

Witness Systems, Software, Hardware e Servicos do Brasil Ltda

Witness Systems Software (India) Private Limited

WS Holdings Limited